UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2017

STAR WEALTH GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	333-200675	36-4817186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

R24 Flat C 5/F

Wah Mow Factory Building

5-7 Ng Fong Street, San Po Kang

Kowloon, Hong Kong

(Address of Principal Executive Offices)

+852 6519 7111

(Registrant’s telephone number, including area code)

TERAFOX CORP.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 8.01. Other Matters.

On December 13, 2017, the Company amended its Articles of Incorporation with the Nevada Secretary of State to effect the name change of the Company to Star Wealth Group Inc. (“Corporate Action”). On October 9, 2017, our majority stockholder, holding 85.30% of our outstanding voting securities, executed written consent approving the Corporate Action. In addition, the Company’s new CUSIP number with respect to the Corporate Action is 85521K 106.

In connection with the Corporate Action, on December 26, 2017, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) for its name change as stated above and voluntary trading symbol request from “TRFX” to “SWGI.”  The name change and symbol change will be reported by FINRA on or about December 28, 2017.

A copy of the Certificate of Amendment filed with the Nevada Secretary of State on December 13, 2017 is attached hereto as Exhibit (3(i)(a).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Description

3.1(a)     Certificate of Amendment filed with the Nevada Secretary of State on December 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERAFOX CORP.

(Registrant)

/s/ Bum Chul Kim

Bum Chul Kim

Chief Executive Officer

Date: December 28, 2017

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